Exhibit 99.1

SPECIAL MEETING OF SHAREHOLDERS OF

CIVISTA BANCSHARES, INC.

July 24, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Special Meeting of Shareholders, Proxy statement and proxy card are available at www.proxydocs.com/civb

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

⬛	00030303000000000000 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.

Approval of the Merger Agreement by and among Civista Bancshares, Inc., Civista Bank, United Community Bancorp, and United Community Bank, dated as of March 11, 2018, and the Merger and the transactions contemplated thereby.

				FOR ☐	AGAINST ☐	ABSTAIN ☐
		2.	Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.	☐	☐	☐
		3.	Approval of the amendment to Article FOURTH of Civista’s articles of incorporation to increase the number of authorized common shares by 20 million.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

0	⬛

CIVISTA BANCSHARES, INC.

Proxy for Special Meeting of Shareholders on July 24, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James D. Heckelman, Blythe A. Friedley and John O. Bacon, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of Civista Bancshares, Inc., to be held July 24, 2018 at Castaway Bay, 2001 Cleveland Road, Sandusky, Ohio 44870 at 10:00 a.m. E.D.T., and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛